Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2020 Results and Provides Operational Update

TYSONS, VA (August 5, 2020) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2020 and provides an operational update on COVID-19.

Second quarter financial highlights include:

•	Pro-forma RevPAR was $7.85 a decrease of 95.9% from the same period in 2019;
•	Occupancy for Park’s 18 consolidated hotels open during the entirety of the second quarter was 20.8%;
•	Net loss was $(261) million and net loss attributable to stockholders was $(259) million;
•	Adjusted EBITDA was $(122) million;
•	Adjusted FFO attributable to stockholders was $(175) million;
•	Diluted loss per share was $(1.10); and
•	Diluted Adjusted FFO per share was $(0.75).

Additional highlights include:

•

Issued an aggregate $650 million of senior secured notes (“Senior Secured Notes”) and utilized the net proceeds to repay $219 million of the Company’s revolving credit facility (“Revolver”) and $69 million of the term loan the Company entered into in 2016 (“2016 Term Loan”). Park also repaid $100 million of the Revolver with existing cash;

•	Increased total liquidity by $300 million, from $1.3 billion as of March 31, 2020 to $1.6 billion as of June 30, 2020;
•	Amended the Company’s credit and term loan facilities to suspend all financial covenants through March 31, 2021 and exercised options to extend the Revolver maturity date to December 2021;
•	Amended certain mortgage loan agreements to defer interest and principal payments for three to six months and obtain temporary suspensions from required cash reserves;
•	Commenced the phased reopening of 20 of our previously suspended hotels, increasing the total number of hotels open to 42, or 53% of total room count; and
•

Continued to take proactive measures to preserve cash and improved Park’s baseline cash burn rate to approximately $65 million from its original estimate in March of $85 million per month assuming all hotels have suspended operations.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “Without a doubt, the last five months have been the most challenging period our industry has ever faced as we continue to deal with widespread fear and uncertainty over COVID-19.  Despite these headwinds, I am incredibly proud of the team’s proactive efforts, as we worked diligently alongside our partners to dramatically reduce operating expenses, while having the unwavering support from our lenders to help shore up our balance sheet.  The focus has since shifted to the recovery phase, as we thoughtfully and methodically work to safely reopen hotels.  While we cannot predict the path of the recovery, with $1.6 billion of liquidity available, Park remains well positioned to navigate the disruption from the COVID-19 pandemic.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change(1)		2020	2019	Change(1)
Pro-forma RevPAR	$7.85	$192.94	(95.9)%		$72.06	$184.50	(60.9)%
Pro-forma Occupancy	6.1%	85.9%	(79.8	)% pts	33.9%	81.8%	(47.9	)% pts
Pro-forma ADR	$127.65	$224.59	(43.2)%		$212.45	$225.47	(5.8)%

Pro-forma Total RevPAR	$14.47	$295.80	(95.1)%		$116.32	$284.60	(59.1)%

Net (loss) income	$(261)	$84	NM(2)		$(950)	$181	NM(2)
Net (loss) income attributable to stockholders	$(259)	$82	NM(2)		$(947)	$178	NM(2)

Adjusted EBITDA	$(122)	$207	NM(2)		$(40)	$383	NM(2)
Pro-forma Hotel Adjusted EBITDA	$(108)	$248	NM(2)		$(18)	$454	NM(2)
Pro-forma Hotel Adjusted EBITDA margin	(283.1)%	31.4%	NM(2)		(3.0)%	30.0%	NM(2)
Adjusted FFO attributable to stockholders	$(175)	$164	NM(2)		$(118)	$300	NM(2)

(Loss) earnings per share - Diluted(1)	$(1.10)	$0.40	NM(2)		$(4.01)	$0.88	NM(2)
Adjusted FFO per share - Diluted(1)	$(0.75)	$0.81	NM(2)		$(0.50)	$1.49	NM(2)
Weighted average shares outstanding - Diluted	235	202	33		236	202	34

(1)	Amounts are calculated based on unrounded numbers.
(2)	Percentage change is not meaningful.

COVID-19 Action Plan Update

The following is an update on the actions Park and its hotel managers have taken to mitigate the effects of COVID-19 on its business:

•

Continued pursuit of alternative sources of revenue, including but not limited to housing for applicable government authorities and hospitals, professional sports leagues and its media crews, as well as colleges and universities to house students for their upcoming school year as they look to mitigate potential COVID-19 exposures within their student population;

•	Issued an aggregate $650 million of Senior Secured Notes, further increasing our liquidity to $1.6 billion (including the $0.3 billion of available capacity remaining under the Revolver);
•

Commenced the phased reopening of 10 hotels during the second quarter of the 38 hotels previously suspended, increasing availability by 2,348 rooms, an additional 10 hotels and 2,885 rooms in July 2020, and selected restaurants and other outlets within the hotels;

•	Opened an additional 1,855 rooms at hotels that remained open throughout the second quarter; and
•	Expects to have all but one of the current hotels open by the end of 2020.

The current status of Park’s hotels as of August 5, 2020 is as follows (for a list of status by hotel please see Park’s financial supplement):

Consolidated Hotels
Status	Number of Hotels	Total Rooms	Rooms Suspended	Rooms Available	Percentage of Rooms Suspended
Open	37	14,968	4,510	10,458	30%
Operations suspended	16	13,963	13,963	—	100%
Total	53	28,931	18,473	10,458	64%

Unconsolidated Hotels
Status	Number of Hotels	Total Rooms	Rooms Suspended	Rooms Available	Percentage of Rooms Suspended
Open	5	2,557	892	1,665	35%
Operations suspended	2	1,740	1,740	—	100%
Total	7	4,297	2,632	1,665	61%

Operational Update

Since the beginning of March, Park has experienced a significant decline in ADR, occupancy, and RevPAR associated with COVID-19 throughout its portfolio, which has resulted in a decline in Park’s operating cash flow. Changes in the monthly pro-forma metrics for the first half of 2020 as compared to the same period in 2019 are as follows:

	Pro-forma ADR	Pro-forma Occupancy		Pro-forma RevPAR
January	(1.0)%	1.6%	pts	1.2%
February	(0.7)	0.9		0.4
March	(10.1)	(49.4)		(63.8)
April	(47.0)	(80.9)		(97.6)
May	(54.1)	(79.9)		(97.3)
June	(36.5)	(78.5)		(93.0)

Monthly occupancy based on hotels open during the entirety of each month during the first half of 2020 is as follows:

	Number of Consolidated Hotels Open	Occupancy
January	53	73.8%
February	53	79.2
March	25	36.9
April	18	14.4
May	18	20.4
June	22	30.2

Additionally, COVID-19 resulted in decreases of 98.7% and 95.8% in group and transient revenue, respectively, for the second quarter as compared to the same period in 2019; however, during the second quarter of 2020, Park recognized approximately $8 million of cancellation and attrition revenue.

Each of the Company’s key markets has been significantly impacted as follows:

•

Hawaii: Operations at both of Park’s Hawaii hotels remain suspended following the extension of the governor’s order for nonresident visitors to quarantine for a 14-day period through September 1, 2020;

•

San Francisco: As positive cases in California rise, restrictions on non-essential travelers remain in place and the reopening of bars and indoor dining has been delayed. Four of Park’s hotels remain suspended; however, two hotels, the JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf, remain open to house first responders and essential workers;

•

Orlando: The Hilton Orlando, one of our unconsolidated joint ventures, has remained open supported by demand from the National Guard, and Park’s Bonnet Creek complex reopened in July to house professional sports leagues and theme park guests;

•

New Orleans: The Hilton New Orleans Riverside reopened in July, while the W New Orleans – French Quarter remains closed as the city has reversed its phased reopening, limiting large indoor gatherings and cancelling citywide events;

•

Boston: All of Park’s Boston hotels are open with demand from airline crews, front line medical staff and other first responders and increased demand from lack of other operational hotels in the market;

•	New York: As New York continues to have ongoing restrictions on large gatherings and on certain out-of-state travelers, the Hilton New York’s operations remain suspended;

•

Southern California: Certain of Park’s hotels in Southern California have remained open due to demand from airline crew, front line medical staff and other first responders, and most of Park’s hotels that were suspended have reopened following the easing of restrictions on non-essential travel;

•

Chicago: Chicago requires a 14-day quarantine period for certain travelers and restrictions on large gatherings continue with all citywide events cancelled for the second half of 2020. The W Chicago – Lakeshore and Hilton Chicago/Oak Brook Suites are open primarily due to demand from airline crews and increased demand from lack of other operational hotels in the market;

•

Key West: The Casa Marina, A Waldorf Astoria Resort, and The Reach Key West, Curio Collection, reopened in June with nearly 50% occupancy for the month of June following the removal of tourism restrictions;

•	Denver: The Hilton Denver partially reopened in July as the city eases its restrictions;
•	Miami: Both of Park’s Miami hotels, the Royal Palm South Beach Miami and Hilton Miami Airport, reopened during the quarter following the easing of Florida’s stay-at-home orders;
•

Washington, D.C.: Although Washington, D.C. requires a 14-day quarantine period for non-essential travelers from high-risk states, most of Park’s hotels have remained open with demand from airline crews, first responders and other small groups of dislocated guests; and

•

Seattle: Most of Park’s Seattle hotels have remained open based on demand from airline crews, medical professionals and local business transient travel, with the two airport hotels consolidating operations.

Balance Sheet and Liquidity

Park had the following debt outstanding as of June 30, 2020:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2020
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022(1)	60
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	27
Mortgage loan	W Chicago - City Center	4.25%	August 2023	77
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	140
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Senior Secured Notes(2)		7.50%	June 2025	650
Finance lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.88%(3)		3,132

Variable Rate Debt
Revolving credit facility(4)(5)	Unsecured	L + 3.00%	December 2021	681
2016 Term Loan(4)(6)	Unsecured	L + 2.95%	December 2021	631
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022	30
2019 Term Facility(4)(7)	Unsecured	L + 2.65%	September 2024	670
Total Variable Rate Debt		3.13%(3)		2,012

Add: unamortized premium				4
Less: unamortized deferred financing costs and discount				(30)
Total Debt(8)		4.25%(3)		$5,118

(1)	The loan matures in August 2042 but is callable by the lender in August 2022.
(2)	The Senior Secured Notes were issued in May 2020 with a maturity date of June 2025.
(3)	Calculated on a weighted average basis.
(4)	In May 2020, Park amended its credit and term loan facilities, which added a LIBOR floor of 25 basis points.
(5)	During the second quarter of 2020, Park repaid $319 million of the Revolver.
(6)	The 2016 Term Loan was entered into in December 2016 with a maturity date of December 2021. Park repaid the 2016 Term Loan by $50 million and $69 million in December 2019 and June 2020, respectively.
(7)

In August 2019, the Company, Park Intermediate Holdings LLC and PK Domestic Property LLC entered into a credit agreement with Bank of America, N.A. and certain other lenders, providing a $950 million unsecured delayed draw term loan facility (the “2019 Term Facility”), with the $850 million, five-year delayed draw term loan tranche fully drawn on September 18, 2019 to fund the merger with Chesapeake Lodging Trust.  The $100 million, two-year delayed draw term loan tranche was unfunded and the commitments thereunder terminated on September 18, 2019. On December 31, 2019, Park repaid $180 million of the 2019 Term Facility.

(8)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

Park’s Net Debt as of June 30, 2020 was $4,060 million. With total cash and cash equivalents of $1,309 million, including $35 million of restricted cash, Park is maintaining higher than historical cash levels due to the continued uncertainty surrounding COVID-19, and Park intends to do so until markets stabilize and demand in the lodging industry begins to recover. With the actions taken by Park’s management and its hotel managers, including the issuance of $650 million of Senior Secured Notes, and with only $12 million of debt maturing in 2020, Park believes it has sufficient liquidity to satisfy its short-term liquidity obligations even though many of the Company’s hotels have suspended operations.

In May 2020, Park amended its credit and term loan facilities to suspend compliance with all existing financial covenants tested through and including March 31, 2021 and to adjust the levels of particular financial covenants after such period. As part of the amendment process, Park (i) agreed to comply with a monthly minimum liquidity covenant, to pledge equity in certain subsidiaries to secure the facilities, and for certain subsidiaries to become guarantors under the facilities, and (ii) exercised its two six-month extension options on its Revolver to extend its maturity to December 24, 2021. The amendments also added additional covenants that restrict Park’s ability to make dividend and distribution payments (except to the extent required to maintain REIT status) and stock repurchases, make prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, including acquisitions or mergers, in each case subject to various exceptions. Additionally, during the second quarter of 2020, Park amended certain mortgage loan agreements to defer interest and principal payments for three to six months and obtain temporary suspensions from required cash reserves.

Cash Burn Analysis

Based on an extreme scenario where all of the Company’s hotels suspend operations, Park’s management has updated the estimated average cash requirements to support working capital funding, other hotel fixed costs (such as property taxes, insurance and ground rent), debt service, and corporate and other non-hotel expenses. Operational expenses related to Park’s suspended hotels were lower than originally anticipated. Based on Park’s current liquidity of $1.6 billion (including the $0.3 billion of available capacity remaining under the Revolver) and assuming the extreme scenario where all hotels suspend operations, Park believes it currently has two years of liquidity.

Expense	Average/Month (in millions)
Hotel operations	$42
Debt service	19
Corporate & other non-hotel expenditures	4
Total	$65

This estimate does not take into account capital expenditures or any possible alternative sources of revenue that may arise or payment of cash dividends or other distributions not already declared and paid in 2020, if any.  The estimated cash burn amount has not been reduced by any amount available to Park under existing or future debt facilities, or proceeds from issuance of any additional debt, equity or equity-linked securities.

Park continues to take appropriate measures to reduce the near-term burn rate, including deferral of payments, hiring freezes and other cost reduction measures.

Dividends

As a precautionary measure in light of COVID-19, Park has suspended dividend payments following the payment of its first quarter 2020 dividend until such time that Park’s Board of Directors determines a year-end dividend, if any.

Full-Year 2020 Outlook

Given the continued economic uncertainty, travel restrictions and rapidly-changing circumstances related to the COVID-19 pandemic, in March 2020, Park withdrew its previously issued 2020 guidance.  Park is not providing an updated outlook at this time.

The Company’s ability to predict future operating results is significantly impacted by the current COVID-19 pandemic. Park expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio. The economic environment lacks sufficient clarity at this time to provide accurate guidance.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter 2020 results on August 6, 2020 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2020 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors is the potential adverse effect of COVID-19, including possible resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. The extent to which COVID-19 impacts the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its effect, additional closures that may be mandated or advisable even after the reopening of certain of the Company’s hotels on a limited basis, whether due to an increased number of COVID-19 cases or otherwise, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Quarterly Report on form 10-Q for the quarter ended March 31, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 60 premium-branded hotels and resorts with over 33,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Property and equipment, net	$9,323	$9,594
Assets held for sale, net	—	71
Investments in affiliates	23	35
Goodwill	—	607
Intangibles, net	45	46
Cash and cash equivalents	1,274	346
Restricted cash	35	40
Accounts receivable, net of allowance for doubtful accounts of $7 and $2	31	180
Prepaid expenses	43	83
Other assets	46	40
Operating lease right-of-use assets	239	248
TOTAL ASSETS (variable interest entities - $231 and $242)	$11,059	$11,290
LIABILITIES AND EQUITY
Liabilities
Debt	$5,118	$3,871
Accounts payable and accrued expenses	129	217
Due to hotel managers	74	159
Deferred income tax liabilities	36	50
Other liabilities	123	282
Operating lease liabilities	253	260
Total liabilities (variable interest entities - $215 and $219)	5,733	4,839

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 235,900,906 shares issued and 235,604,979 shares outstanding as of June 30, 2020 and 239,589,639 shares issued and 239,386,877 shares outstanding as of December 31, 2019	2	2
Additional paid-in capital	4,508	4,575
Retained earnings	871	1,922
Accumulated other comprehensive loss	(6)	(3)
Total stockholders' equity	5,375	6,496
Noncontrolling interests	(49)	(45)
Total equity	5,326	6,451
TOTAL LIABILITIES AND EQUITY	$11,059	$11,290

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rooms	$21	$434	$383	$837
Food and beverage	3	195	164	378
Ancillary hotel	15	55	72	110
Other	3	19	22	37
Total revenues	42	703	641	1,362

Operating expenses
Rooms	20	113	132	220
Food and beverage	14	130	137	254
Other departmental and support	60	151	232	300
Other property-level	56	49	116	98
Management fees	—	36	25	69
Impairment loss and casualty gain, net	—	—	694	—
Depreciation and amortization	75	61	150	123
Corporate general and administrative	14	22	30	39
Other	4	18	25	38
Total expenses	243	580	1,541	1,141

Gain (loss) on sales of assets, net	1	(12)	63	19

Operating (loss) income	(200)	111	(837)	240

Interest income	1	2	2	3
Interest expense	(50)	(33)	(90)	(65)
Equity in (losses) earnings from investments in affiliates	(8)	10	(9)	15
Other loss, net	(1)	(1)	(3)	—

(Loss) income before income taxes	(258)	89	(937)	193
Income tax expense	(3)	(5)	(13)	(12)
Net (loss) income	(261)	84	(950)	$181
Net loss (income) attributable to noncontrolling interests	2	(2)	3	(3)
Net (loss) income attributable to stockholders	$(259)	$82	$(947)	$178

(Loss) Earnings per share:
(Loss) earnings per share - Basic	$(1.10)	$0.40	$(4.01)	$0.88
(Loss) earnings per share - Diluted	$(1.10)	$0.40	$(4.01)	$0.88

Weighted average shares outstanding - Basic	235	201	236	201
Weighted average shares outstanding - Diluted	235	202	236	202

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(261)	$84	$(950)	$181
Depreciation and amortization expense	75	61	150	123
Interest income	(1)	(2)	(2)	(3)
Interest expense	50	33	90	65
Income tax expense	3	5	13	12
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	4	7	9	12
EBITDA	(130)	188	(690)	390
(Gain) loss on sales of assets, net	(1)	12	(63)	(19)
Acquisition costs	—	6	1	6
Severance expense	—	1	2	2
Share-based compensation expense	4	4	6	8
Impairment loss and casualty gain, net	—	—	694	—
Other items	5	(4)	10	(4)
Adjusted EBITDA	$(122)	$207	$(40)	$383

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN(1)

(unaudited, dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted EBITDA	$(122)	207	$(40)	$383
Less: Adjusted EBITDA from investments in affiliates	4	(12)	—	(22)
Add: All other(2)	10	14	23	29
Hotel Adjusted EBITDA	(108)	209	(17)	390
Add: Adjusted EBITDA from hotels acquired(1)	—	53	—	90
Less: Adjusted EBITDA from hotels disposed of	—	(14)	(1)	(26)
Pro-forma Hotel Adjusted EBITDA(1)	$(108)	$248	$(18)	$454

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total Revenues	$42	$703	$641	$1,362
Less: Other revenue	(3)	(19)	(22)	(37)
Add: Revenues from hotels acquired(1)	—	151	—	280
Less: Revenues from hotels disposed of	—	(44)	(6)	(91)
Pro-forma Hotel Revenues(1)	$39	$791	$613	$1,514

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	Change(3)	2020	2019	Change(3)
Pro-forma Hotel Revenues(1)	$39	$791	(95.2)%	$613	$1,514	(59.5)%
Pro-forma Hotel Adjusted EBITDA(1)	$(108)	$248	NM(4)	$(18)	$454	NM(4)
Pro-forma Hotel Adjusted EBITDA margin(1)(3)	(283.1)%	31.4%	NM(4)	(3.0)%	30.0%	NM(4)
_____________________________________________________________
(1) Assumes hotels were acquired on January 1, 2019.

(2)    Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(3) Percentages are calculated based on unrounded numbers.
(4) Percentage change is not meaningful.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to stockholders	$(259)	$82	$(947)	$178
Depreciation and amortization expense	75	61	150	123
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
(Gain) loss on sales of assets, net	(1)	12	(63)	(19)
Gain on sale of investments in affiliates(1)	(1)	—	(1)	—
Impairment loss	—	—	695	—
Equity investment adjustments:
Equity in losses (earnings) from investments in affiliates	8	(10)	9	(15)
Pro rata FFO of investments in affiliates	(5)	12	(4)	21
Nareit FFO attributable to stockholders	(184)	156	(163)	286
Acquisition costs	—	6	1	6
Severance expense	—	1	2	2
Share-based compensation expense	4	4	6	8
Other items(2)	5	(3)	36	(2)
Adjusted FFO attributable to stockholders	$(175)	$164	$(118)	$300
Nareit FFO per share - Diluted(3)	$(0.78)	$0.77	$(0.69)	$1.42
Adjusted FFO per share - Diluted(3)	$(0.75)	$0.81	$(0.50)	$1.49
Weighted average shares outstanding - Diluted	235	202	236	202

(1)	Included in other loss, net in the condensed consolidated statements of operations.
(2)	The six months ended June 30, 2020, includes $26 million of tax expense recognized from hotels sold during the period.
(3)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
June 30, 2020
Debt	$5,118
Add: unamortized deferred financing costs and discount	30
Less: unamortized premium	(4)
Long-term debt, including current maturities and excluding unamortized deferred financing cost, premiums and discounts	5,144
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	225
Less: cash and cash equivalents	(1,274)
Less: restricted cash	(35)
Net debt	$4,060

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin.  The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions and include results from property acquisitions as though such acquisitions occurred on January 1, 2019.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses;
•	Impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of our hotels as a result of COVID-19, unless otherwise noted. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of our hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of our hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

References to RevPAR, Total RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.